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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of June 19, 2003 by and between GLENAYRE TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), and ERIC L. DOGGETT (the "Executive").

                              STATEMENT OF PURPOSE

         The Corporation desires to continue to retain the services of the Executive, and the Executive desires to continue to provide services to the Corporation, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the terms and provisions of this Agreement, the parties hereto agree as follows:

         1.       Employment and Duties.

         (a) Employment. The Corporation hereby employs the Executive, and the Executive hereby agrees to serve, as the President and Chief Executive Officer of the Corporation pursuant to the terms of this Agreement.

         (b) Duties. The Executive shall have the duties and authority and exercise such powers as are customary for his office and such other duties commensurate with his position as may from time to time be reasonably requested of him by the Board of Directors of the Corporation (the "Board"), the Chairman of the Board or vested in him by the bylaws of the Corporation. The Executive shall report to the Board, any applicable Committee of the Board and the Chairman of the Board. During the Term, the Executive shall:

                  (1) devote substantially all of his business time, attention and abilities to the businesses of the Corporation (including its subsidiaries or affiliates, when so required), provided, that the Executive may engage in personal investment, charitable or community activities and, with the consent of the Board (which will not unreasonably be withheld) serve on the boards of directors of for-profit entities so long as such activities do not materially interfere with the performance of the Executive's duties hereunder;

                  (2) faithfully serve the Corporation and use his best efforts to promote and develop the interests of the Corporation; and

                  (3) not acquire, directly or indirectly, any interest in any firm, partnership, association or corporation, the business operations of which may in any material manner, directly or indirectly, compete with the trade or businesses conducted by the Corporation or any of its subsidiaries, or affiliates, provided that (i) the Executive may beneficially own, directly or indirectly, or exercise control or direction over, the voting securities or publicly traded debt of a publicly traded company which is engaged in any of the foregoing trade or businesses, on the condition that the percentage of such securities owned, controlled or directed by the Executive shall not exceed 5% of the voting

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         securities or 5% of the principal amount of publicly traded debt (as the case may be) of the publicly traded company and (ii) the Executive may own less than 5% of investment partnerships or similar entities so long as they are blind pools.

         2.       Term of Employment.

         (a) Term. The initial term of the Executive's employment hereunder shall commence on the date of this Agreement and extend through October 31, 2003 (the "Initial Term"). The term of the Executive's employment hereunder may, in the Corporation's sole discretion, be extended by the Corporation for up to 90 additional days (if and to the extent extended by the Corporation, the "Extended Term") by written notice to the Executive at least 30 days prior to the expiration of the Initial Term. The written notice shall specify the number of days in the Extended Term. The Initial Term and the Extended Term are referred to collectively in this Agreement as the "Term."

         (b) Earlier Termination. Notwithstanding the provisions of Paragraph 2(a) above, the Executive's employment hereunder may be terminated prior to the expiration of the Term as follows:

                  (1) The Corporation may terminate the Executive's employment hereunder for Cause, provided that the Corporation complies with the provisions of Paragraph 3(a)(1) below;

                  (2) The Executive may terminate his employment at any time with or without Good Reason upon at least 30 days written notice;

                  (3) The Executive's employment hereunder shall terminate automatically upon his death;

                  (4) The Corporation may terminate the Executive's employment hereunder at any time without Cause, provided that the Corporation complies with the provisions of Paragraphs 3(a)(1), 3(a)(2), 3(a)(3), 3(b) and 3(c) below.

         (c) Definition of "Cause". As used herein, "Cause" shall mean the occurrence of any of the following:

                  (1) acts of dishonesty or fraud on the part of the Executive with regard to the Corporation which are intended to result in his substantial personal enrichment at the expense of the Corporation or its affiliates, provided, however, that this Paragraph 2(c)(1) shall not apply to good faith disputes over the Executive's expense reimbursements;

                  (2) the conviction after the exhaustion of all appeals by the Executive of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony; or


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                  (3)      the failure of the Executive to comply with Paragraph
         6 below or any other material violation of the Executive's responsibilities as set forth herein which are willful and deliberate; provided, however, that prior to the determination by the Board that Cause under this Paragraph 2(c)(3) has occurred, the Board shall (A) provide to the Executive in writing, in reasonable detail, the reasons for the Board's determination that such Cause exists, (B) afford the Executive a reasonable opportunity to remedy any such breach, (C) provide the Executive an opportunity to be heard at the Board meeting where the final decision to terminate the Executive's employment hereunder for such Cause is to be considered, and (D) make any decision that such Cause exists in good faith.

         (d) Definition of "Good Reason." As used herein, "Good Reason" shall mean the occurrence of any of the following:

                  (1) except where such change is specifically approved by the Executive in writing, any change in the Executive's title as President and Chief Executive Officer of the Corporation;

                  (2) any failure by the Corporation to pay to the Executive the Base Salary or other compensation and benefits provided for herein; provided, however, that the Executive must first (i) provide the Board with written notice specifying the particular failure of the Corporation under this Paragraph 2(d)(2) and (ii) allow the Board 15 days from receipt of notice to cure such failure; or

                  (3) any change in the principal office of the Corporation to a location which is more than 30 miles from its current principal office at 11360 Lakefield Drive, Duluth, Georgia 30097.

         3.       Payments to the Executive Upon Termination of Employment.

         (a) Compensation. Upon the termination of the Executive's employment with the Corporation, whether upon the expiration of the Term or upon the earlier termination of the Term as provided in Paragraph 2(b) above, the Corporation shall pay to the Executive the following amounts and provide to the Executive the following benefits, as applicable:

                  (1) In the event that the Executive's employment hereunder is terminated for any reason whatsoever, the Corporation shall pay to the Executive an amount equal to the sum of (i) his accrued but unpaid Base Salary, plus (ii) his accrued but unpaid vacation pay, plus (iii) any other compensation payments or benefits which have accrued and are payable in connection with such termination under any plan, program or practice then in effect.

                  (2) In the event that the Executive's employment hereunder is terminated during the Initial Term or the Extended Term
         (i) by the Corporation without Cause pursuant to Paragraph 2(b)(4) above or (ii) by the Executive for Good Reason pursuant to Paragraph 2(b)(2) above, the Corporation shall continue to pay to the Executive the compensation and provide to the Executive the benefits for the remainder of the Initial


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         Term or the Extended Term (as applicable), plus pay the severance benefit described in Paragraph 3(a)(3) below at the expiration of the Initial Term or the Extended Term (as applicable).

                  (3) In the event that the Executive's employment hereunder is terminated (i) by the Corporation without Cause pursuant to Paragraph 2(b)(4) above, (ii) by the Executive with or without Good Reason pursuant to Paragraph 2(b)(2) above during the Extended Term,
         (iii) by the Executive with Good Reason pursuant to Paragraph 2(b)(2) above during the Initial Term or (iv) upon the expiration of the Term, the Corporation shall pay to the Executive a lump sum severance benefit of $266,250 at the expiration of the Term. The Corporation shall not be obligated to pay this severance benefit to the Executive if his employment is terminated for any other reason, including without limitation the termination of the Executive's employment hereunder by the Executive without Good Reason pursuant to Paragraph 2(b)(2) above during the Initial Term.

         (b) Stock Options. The Executive has been awarded options to purchase shares of the Corporation's common stock under the Glenayre Technologies, Inc. 1996 Incentive Stock Plan (collectively, the "Options"), such Options having been granted for the number of shares and at a price per share specified in the agreements between the Corporation and the Executive granting the Options. Notwithstanding any terms to the contrary contained in such stock option agreements, upon the Executive's termination of employment for any reason other than Cause pursuant to Section 2(b)(1) above or by the Executive without Good Reason pursuant to Paragraph 2(b)(2) above, (i) all Options shall become fully vested in the Executive and (ii) all Options shall become immediately exercisable and shall remain exercisable for a period of 12 months following the date of the Executive's termination of employment.

         (c) Welfare Benefits. In the event that the Executive's employment hereunder is terminated (i) because of the Executive's death pursuant to Paragraph 2(b)(3) above, (ii) by the Corporation without Cause under Paragraph 2(b)(4) above, (iii) by the Executive for Good Reason pursuant to Paragraph 2(b)(2) above or (iv) upon expiration of the Term, then and in any such event, the Corporation shall provide medical and dental benefits to the Executive (and the Executive's dependents), and the Corporation shall pay the Consolidated Omnibus Budget Reconciliation Act ("COBRA") premium, for a period of 12 months following such termination of employment at the same levels of coverage for the Executive as such benefits are provided to active employees of the Corporation. The Executive's right to continued medical and dental coverage required under COBRA shall begin upon the termination of his employment hereunder and continue for the full period required by COBRA, with the Executive to pay the COBRA premium (if he elects COBRA coverage) beyond the 12-month period described in the preceding sentence.

         (d) Resignation as a Director. The Executive agrees that, contemporaneously with the termination of his employment with the Corporation for any reason, he will be deemed to have resigned automatically as a member of the Board of Directors of the Corporation and from all other offices, directorships and positions he holds with the Corporation or its affiliates. This resignation by the Executive is a condition to the receipt of the payment and benefits described in


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this Paragraph 3. The Executive further agrees, at the Board's request, to execute any and all documents to confirm such resignation.

         4. Compensation and Benefits. Subject to the terms of this Agreement and until the termination of the Term as provided in Paragraph 2 above, the Corporation shall pay compensation and provide benefits to the Executive as follows:

         (a) Base Salary. The Corporation shall pay to the Executive a salary of $355,000 per annum (the "Base Salary"). The Base Salary shall be payable in approximately equal monthly installments on the last business day of each month, or in such other installments and at such other times as the parties hereto may mutually agree upon.

         (b) Relocation Payment. As full and final payment to the Executive for any relocation expenses which may be incurred by the Executive in connection with or arising from his potential relocation from the Duluth, Georgia area following the Term and in lieu of any other relocation benefits that might be payable to the Executive under the Corporation's Relocation Policy or otherwise, the Corporation shall pay to the Executive, contemporaneously with the execution of this Agreement, the sum of $25,000.

         (c) 401(k) Plan. During the Term, the Executive shall be eligible to participate in the Corporation's 401(k) voluntary deferred compensation program (the "401(k) Plan") up to the maximum amount permitted by the terms of the 401(k) Plan, and the Corporation agrees to match the amounts of compensation deferred up to the maximum amount permitted under the provisions of the 401(k) Plan.

         (d) Automobile or Automobile Allowance. The Corporation shall pay an automobile allowance of $900 per month to the Executive.

         (e) Other Benefits. The Executive shall be entitled to participate in such other retirement plans, life, medical/dental insurance plans and short and long-term disability insurance plans of the Corporation, as determined by the Corporation, generally available to senior executives of the Corporation at a level commensurate with his position, subject to the eligibility requirements of the respective plan or program.

         (f) Reimbursement of Expenses. In addition to automobile expenses, the Corporation shall reimburse the Executive for all reasonable expenses incurred personally by him in performing his duties, including travel and entertainment.

         5. Location of Office and Principal Residence. The Executive's principal place of employment shall be in Duluth, Georgia.

         6.       Confidential Information.

         (a) Covenant. The Executive shall not divulge, during the Term or at any time thereafter, to any person not employed by the Corporation or its subsidiaries or affiliates or otherwise engaged to render services to the Corporation, its subsidiaries or affiliates, any


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material Confidential Information except, during the Term only, as he in good faith believes desirable and in the best interest of the Corporation.

         (b) Definition of "Confidential Information." As used herein, "Confidential Information" means:

                  (1) except to the extent generally known in the industry, the name, address or requirements of any customer of the Corporation; or

                  (2) any other secret or confidential information relating to any activity, invention or discovery of the Corporation not already in the public domain that the Executive has or shall have acquired during his employment by the Corporation or its subsidiaries or affiliates,

Provided, however, that this provision shall not preclude the Executive from disclosing such Confidential Information as may be required by any applicable law, regulation or directive or any governmental agency, court or other authority having jurisdiction in the matter, or in the proper course of conduct of the Corporation's business. In the event that any person seeks legally to compel the Executive to disclose Confidential Information, the Executive shall promptly provide the Corporation with notice so that the Corporation may have opportunity to seek a protective order or other appropriate remedy.

         7. Indemnification. The Corporation agrees (i) to indemnify, defend and hold harmless the Executive from and against any and all liabilities to which he may be subject as a result of his employment by the Corporation (either before or during the term of this Agreement) (as a result of his service as an officer or director of the Corporation or as an officer or director of any of the Corporation's subsidiaries or affiliates or as a fiduciary of any benefit plan sponsored by the Corporation or any of its subsidiaries or affiliates) to the fullest extent permitted by law, and (ii) to indemnify the Executive for all costs, including attorney's fees and other professional fees and disbursements, of (A) any legal action brought or threatened against him as a result of such employment, or (B) any legal action in which the Executive is compelled to give testimony as a result of his employment hereunder, to the fullest extent permitted by, and subject to the limitations of, the laws of the State of Delaware. The obligation of the Corporation under this Paragraph 7 shall survive the termination of the Executive's employment hereunder for any reason, and upon such termination the Executive shall continue to be covered by the Corporation's directors and officers insurance policies on the same basis as other directors and officers.

         8. Assignment. Neither the Executive nor the Corporation may assign this Agreement or any of the rights, benefits, obligations or duties hereunder to any other person, firm, corporation or other entity.

         9. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or on the fourth business day after being placed in the United States mail by certified mail, return


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receipt requested, postage prepaid, addressed to the parties hereto as follows
(provided that notice of change of address shall be deemed given only when actually received):

         As to the Corporation:     Glenayre Technologies, Inc.
                                    11360 Lakefield Drive
                                    Duluth, Georgia 30097
                                    Attention: Chairman of the Board

         As to the Executive:       Eric L. Doggett
                                    c/o Glenayre Technologies, Inc.
                                    11360 Lakefield Drive
                                    Duluth, Georgia 30097

The address of any of the parties may be changed from time to time by such party serving notice upon the other parties.

         10. Law Applicable. This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of Georgia.

         11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation, its successors and assigns. This Agreement shall be binding upon and inure to the benefit of the Executive, his heirs and personal representatives.

         12. Entire Agreement; Modification. The Corporation and the Executive hereby agree that the Amended Employment Agreement dated as of July 31, 2001 between the Corporation and the Executive (the "Old Employment Agreement") is hereby terminated, that the Old Employment Agreement is of no further force or effect and that neither party has any rights, obligations or liabilities under the Old Employment Agreement, except that the Executive shall continue to be entitled to the indemnification provided to the Executive under Paragraph 7 of the Old Employment Agreement, and any coverage under the Corporation's directors and officers insurance policies, for the period of employment covered by the Old Employment Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof, including without limitation the Old Employment Agreement, except as expressly provided herein. This Agreement may not be changed or modified orally but only by an instrument in writing signed by the parties hereto, which instrument states that it is an amendment to this Agreement.

         13. Severability. Should any provision of this Agreement or any part thereof be held invalid or unenforceable, the same shall not affect or impair any other provision of this Agreement and shall not have any effect on or impair the obligation of the Corporation or the Executive.

         14. Acknowledgments. The Executive acknowledges and agrees that no event constituting "Good Reason" under the Old Employment Agreement or this Agreement has occurred, or that if such an event has occurred the Executive hereby irrevocably waives any


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rights he may have with respect to such occurrence. The Corporation acknowledges and agrees that no event constituting "Cause" under Paragraph 2(c)(2) or (3) of the Old Employment Agreement or this Agreement has occurred, or if such event has occurred the Corporation hereby irrevocably waives any rights it may have with respect with such occurrence. In addition, the Corporation acknowledges and agrees that, to its knowledge, no event constituting "Cause" under Paragraph 2(c)(1) of the Old Employment Agreement or this Agreement has occurred.

         15. Execution. This Agreement is hereby executed in multiple counterparts, each of which shall be deemed an original hereof.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by its officers and its corporate seal to be hereunto affixed, and the Executive has hereunto set his hand and seal, all as of the day and year first above written.



                                       GLENAYRE TECHNOLOGIES, INC.



[CORPORATE SEAL]

                                       By /s/ C. H. Bailey
                                         ---------------------------------------
ATTEST:                                  Chairman of the Board



-------------------------------
Secretary



                                          /s/ Eric L. Doggett              SEAL)
                                         ----------------------------------
                                         Eric L. Doggett


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